Investor Relations:	Deborah Abraham
Vice President, Investor Relations
(212) 287-8289
FOR IMMEDIATE RELEASE
WARNACO REPORTS FOURTH QUARTER AND FISCAL 2008 RESULTS
Company Provides Guidance for Fiscal 2009
NEW YORK — February 26, 2009 — The Warnaco Group, Inc. (NYSE: WRC) today reported results for the fourth quarter and fiscal year ended January 3, 2009.
For the year:
•	Net revenues were $2.1 billion, up 14% from the prior year
•	Gross margin increased 340 basis points from the prior year to 45% of net revenues
•	Operating income was $140.3 million and operating margin decreased 110 basis points to 7% of net revenues
•	Income per diluted share from continuing operations was $1.07 compared to $1.86 in fiscal 2007, and includes costs related to pension expense, restructuring expenses, certain tax related items and other items of $1.59 and $0.38 per diluted share, respectively (on an adjusted, non-GAAP basis excluding these items, income per diluted share from continuing operations was $2.66 for fiscal 2008 compared to $2.24 for fiscal 2007)
•	Net cash flow from continuing operations was $151.9 million
•	Net debt declined by $79.0 million to $96.1 million
For the fourth quarter:
•	Net revenues were $445.9 million, down 4% from the prior year quarter
•	Net revenues, on a constant currency basis, rose 4% compared to the prior year quarter
•	Gross margin increased 250 basis points from the prior year quarter to 42% of net revenues
•	Operating loss was $12.0 million, and includes $32.4 million of pension expense
•	Income per diluted share from continuing operations was a loss of $0.27 compared to income of $0.44 in the prior year quarter, and includes costs of $0.56 and a gain of $0.02, respectively, related to pension expense, restructuring expenses, certain tax related items and other items (on an adjusted, non-GAAP basis excluding these items, income per diluted share from continuing operations was $0.29 compared to $0.42 for the prior year quarter).

The accompanying tables provide a reconciliation of actual results to the adjusted results.
The Company believes it is valuable for users of the Company’s financial statements to be made aware of the adjusted financial information, as such measures are used by management to evaluate the operating performance of the Company’s continuing businesses on a comparable basis.
Joe Gromek, Warnaco’s President and Chief Executive Officer, commented, “Fiscal 2008 represented another year of important progress for Warnaco and we are pleased with our results, particularly in light of the recent economic downturn. Powerful growth in our Calvin Klein businesses and continued improvement in the performance of our heritage businesses contributed to these results.”
“Our geographic diversification, powerful Calvin Klein business and focused execution enabled us to capitalize on our growth opportunities while navigating through the challenges of global economic uncertainty and currency volatility,” Mr. Gromek continued. “As we begin fiscal 2009, our long-term business strategy remains unchanged. Our goal is to continue to grow our Calvin Klein businesses, capitalize on our international opportunities and expand our direct to consumer channel, while continuing to focus on enhancing profitability within our heritage businesses. Additionally, in response to current economic conditions and significant currency headwinds, we have taken actions to streamline our operations. These actions should enable us to achieve cost reductions of approximately $70 million (which equate to approximately $0.90 per diluted share), as we strive to achieve profit levels in 2009 comparable to 2008. However, we will continue to direct our capital and resources to our most compelling opportunities to maximize profitability, including our direct to consumer expansion.”
“Looking forward, we have powerful brands, a strong balance sheet, a solid infrastructure and a seasoned team and expect to leverage our strengths to increase our market share and enhance shareholder value,” concluded Mr. Gromek.
Fiscal 2009 Outlook
Global economic turmoil and foreign currency volatility present a considerable challenge for forecasting future results. For fiscal 2009, on an adjusted basis (excluding restructuring expense and assuming minimal pension expense):
•	The Company anticipates net revenues will decline 2% - 5%, on a constant currency basis, compared to fiscal 2008.

•	Based on current exchange rates, the impact of foreign currency exchange relative to the U.S. dollar is expected to further lower anticipated net revenues by 7%- 9%, with expected diluted earnings per share from continuing operations in the range of $2.40 - $2.66.
The accompanying tables provide a reconciliation of expected diluted earnings per share from continuing operations, on a GAAP basis and based on current exchange rates of $2.15- $2.38 per diluted share (assuming minimal pension expense), to the adjusted fiscal 2009 outlook above.

Fiscal 2008 Highlights
Total Company
Net revenues rose 13% on a constant currency basis and rose 14% on a reported basis to $2.1 billion and gross margin increased 340 basis points to 45% of net revenues. Operating income was $140.3 million, including $31.6 million of pension expense, compared to income of $143.7 million, including $8.8 million of pension income, in the prior year.
The Company recorded income from continuing operations of $50.2 million, or $1.07 per diluted share, compared to $86.9 million, or $1.86 per diluted share, in the prior year. Operating income for fiscal 2008 was adversely affected by $66.9 million of pension and restructuring expense, compared to $23.5 million for fiscal 2007.
On an adjusted, non-GAAP basis, as detailed in the accompanying tables, income from continuing operations was $124.7 million, or $2.66 per diluted share, compared to $104.6 million, or $2.24 per diluted share, in fiscal 2007.
The Company’s effective tax rate was 54% compared to 26% for fiscal 2007. The effective tax rate was adversely affected by restrictions on the deductibility of certain restructuring expense and discontinued operations as well as repatriation of the proceeds from the divestiture of the Lejaby® business. The adjusted non-GAAP effective tax rate was approximately 32%, compared to 25% for fiscal 2007. The increase in the adjusted tax rate reflects the shift in earnings from lower to higher taxing jurisdictions. A reconciliation of the reported to adjusted rate can be found in the accompanying tables.
The impact of foreign currency exchange rates increased fiscal 2008 net revenues by approximately $10.6 million and decreased income from continuing operations by $0.15 per diluted share.
Segment Results
Sportswear
Sportswear Group net revenues increased 17% to $1.1 billion and operating income was $88.7 million, or 8% of Sportswear Group net revenues, compared to $97.9 million, or 10% of Group net revenues in fiscal 2007. Operating results were adversely affected by approximately $27.8 million of restructuring expenses primarily related to the Company’s exit of the Calvin Klein Collection business.
Intimate Apparel
Intimate Apparel Group net revenues increased 12% to $702.3 million and operating income was $126.1 million, or 18% of Intimate Apparel Group net revenues, up from

$108.3 million, or 17% of Group net revenues in fiscal 2007. Global expansion and new product launches in Calvin Klein Underwear as well as continued positive contributions from the Core business added to these results.
Swimwear
Swimwear Group net revenues increased 3% to $260.0 million. Operating income was $11.5 million, or 4% of Swimwear Group net revenues, a $36.0 million improvement from fiscal 2007. Focused execution and a $25.9 million reduction in restructuring expense contributed to the improved results.
Fourth Quarter Highlights
Total Company
Net revenues were up 4% on a constant currency basis and fell 4% on a reported basis to $445.9 million. Gross margin increased 250 basis points to 42% of net revenues. The Company recorded an operating loss of $12.0 million, compared to income of $27.3 million in the prior year quarter. Operating income for the fourth quarter of fiscal 2008 was adversely affected by $36.9 million of pension and restructuring expense, compared to $6.4 million for the fourth quarter of fiscal 2007.
The Company recorded a loss from continuing operations of $12.4 million, or $0.27 per diluted share, compared to income from continuing operations of $20.4 million, or $0.44 per diluted share, in the prior year quarter.
On an adjusted, non-GAAP basis, as detailed in the accompanying tables, income from continuing operations was $13.3 million, or $0.29 per diluted share, compared to $19.3 million, or $0.42 per diluted share, in the prior year period.
The Company’s adjusted non-GAAP effective tax rate in the quarter was approximately 32%, compared to 25% in the prior year quarter. The increased tax rate reflects the shift in earnings from lower to higher taxing jurisdictions.
The impact of foreign currency exchange rates decreased fourth quarter net revenues by approximately $41.6 million and decreased income from continuing operations by $0.18 per diluted share.
Segment Results
Sportswear
Sportswear Group net revenues decreased 4% to $236.5 million and operating income was $3.8 million, or 2% of Sportswear Group net revenues, down from $16.3 million, or 7% of Group revenues in the prior year period. Net revenue and operating income particularly in the Company’s retail and wholesale Calvin Klein businesses were adversely affected by the impact of foreign currency exchange rates.

Intimate Apparel
Intimate Apparel Group net revenues fell 8% to $163.3 million from $176.9 million in the prior year quarter and operating income was $27.6 million, or 17% of Intimate Apparel Group net revenues compared to $29.5 million, or 17% of Group net revenues, in the prior year period. The global economic slowdown and effects of foreign currency exchange rates contributed to the revenue declines for the Intimate Apparel Group.
Swimwear
Swimwear Group net revenues increased 5% to $46.2 million and the Group had an operating loss of $0.8 million, a sharp improvement compared to the prior year period’s loss of $16.0 million. Operating results benefited from an increase in gross profit compared to the prior year period and an $11.0 million reduction in restructuring expense.
Balance Sheet
Cash and cash equivalents at January 3, 2009 were $147.6 million compared to $191.9 million at December 29, 2007.
For the year ended January 3, 2009, net cash flow from continuing operations was $151.9 million. During the year the Company used approximately $16.0 million to repurchase approximately 940,000 shares of its common stock under its share repurchase plan. Net debt as of January 3, 2009 was $96.1 million, a $79.0 million reduction from December 29, 2007.
Inventories were $326.3 million at January 3, 2009, a 2% decline, compared to $332.7 million at December 29, 2007, due to the impact of foreign currency exchange rates.
Conference Call Information
Stockholders and other persons are invited to listen to the fourth quarter and fiscal 2008 earnings conference call scheduled for today, Thursday, February 26, 2009, at 9:00 a.m. EST. To participate in Warnaco’s conference call, dial (877) 692-2592 approximately five minutes prior to the 9:00 a.m. start time. The call will also be broadcast live over the Internet at www.warnaco.com. An online archive will be available following the call.
This press release was furnished to the SEC (www.sec.gov) and may also be accessed through the Company’s internet website: www.warnaco.com.
ABOUT WARNACO
The Warnaco Group, Inc., headquartered in New York, is a leading apparel company engaged in the business of designing, sourcing, marketing and selling intimate apparel, menswear, jeanswear, swimwear, men’s and women’s sportswear and accessories under such owned and licensed brands as Warner’s®, Olga®, Body Nancy Ganz®, and

Speedo®, as well as Chaps® sportswear and denim, and Calvin Klein® men’s and women’s underwear, men’s and women’s bridge apparel and accessories, men’s and women’s jeans and jeans accessories, junior women’s and children’s jeans and men’s and women’s swimwear.
FORWARD-LOOKING STATEMENTS
The Warnaco Group, Inc. notes that this press release, the conference call scheduled for February 26, 2009 and certain other written, electronic and oral disclosure made by the Company from time to time, may contain forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties and reflect, when made, the Company’s estimates, objectives, projections, forecasts, plans, strategies, beliefs, intentions, opportunities and expectations. Actual results may differ materially from anticipated results, targets or expectations and investors are cautioned not to place undue reliance on any forward-looking statements. Statements other than statements of historical fact, including, without limitation, future financial targets, are forward-looking statements. These forward-looking statements may be identified by, among other things, the use of forward-looking language, such as the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “may,” “project,” “scheduled to,” “seek,” “should,” “will be,” “will continue,” “will likely result,” “targeted”, or the negative of those terms, or other similar words and phrases or by discussions of intentions or strategies.
The following factors, among others and in addition to those described in the Company’s reports filed with the SEC (including, without limitation, those described under the headings “Risk Factors” and “Statement Regarding Forward-Looking Disclosure,” as such disclosure may be modified or supplemented from time to time), could cause the Company’s actual results to differ materially from those expressed in any forward-looking statements made by it: the Company’s ability to execute its repositioning and sale initiatives (including achieving enhanced productivity and profitability) previously announced; economic conditions that affect the apparel industry, including the recent turmoil in the financial and credit markets; the Company’s failure to anticipate, identify or promptly react to changing trends, styles, or brand preferences; further declines in prices in the apparel industry; declining sales resulting from increased competition in the Company’s markets; increases in the prices of raw materials; events which result in difficulty in procuring or producing the Company’s products on a cost-effective basis; the effect of laws and regulations, including those relating to labor, workplace and the environment; changing international trade regulation, including as it relates to the imposition or elimination of quotas on imports of textiles and apparel; the Company’s ability to protect its intellectual property or the costs incurred by the Company related thereto; the risk of product safety issues, defects or other production problems associated with our products; the Company’s dependence on a limited number of customers; the effects of consolidation in the retail sector; the Company’s dependence on license agreements with third parties; the Company’s dependence on the reputation of its brand names, including, in particular, Calvin Klein; the Company’s exposure to conditions in overseas markets in connection with the Company’s foreign operations and the sourcing of products from foreign third-party vendors; the Company’s foreign currency exposure; the Company’s history of insufficient disclosure controls and procedures and internal controls and restated financial statements; unanticipated future internal control deficiencies or weaknesses or ineffective disclosure controls and procedures; the effects of fluctuations in the value of investments of the Company’s pension plan; the sufficiency of cash to fund operations, including capital expenditures; the Company’s ability to service its indebtedness, the effect of changes in interest rates on the Company’s indebtedness that is subject to floating interest rates and the limitations imposed on the Company’s operating and financial flexibility by the agreements governing the Company’s indebtedness; the Company’s dependence on its senior management team and other key personnel; the Company’s reliance on information technology; the limitations on purchases under the Company’s share repurchase program contained in the Company’s debt instruments, the number of shares that the Company purchases under such program and the prices paid for such shares; the Company’s inability to achieve its financial targets and strategic objectives, as a result of one or more of the factors described above, changes in the assumptions underlying the targets or goals, or otherwise; the failure of acquired businesses to generate expected levels of revenues; the failure of the Company to successfully integrate such businesses with its existing businesses (and as a result, not achieving all or a substantial portion of the anticipated benefits of such acquisitions); and such acquired businesses being adversely affected, including by one or more of the factors described above and thereby failing to achieve anticipated revenues and earnings growth.

The Company encourages investors to read the section entitled “Risk Factors” and the discussion of the Company’s critical accounting policies under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Discussion of Critical Accounting Policies” included in the Company’s Annual Report on Form 10-K, as such discussions may be modified or supplemented by subsequent reports that the Company files with the SEC. The discussion in this press release is not exhaustive but is designed to highlight important factors that may affect actual results. Forward-looking statements speak only as of the date on which they are made, and, except for the Company’s ongoing obligation under the U.S. federal securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Schedule 1
THE WARNACO GROUP, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, excluding per share amounts)
(Unaudited)

	As Reported	Restructuring		As Adjusted
	Fourth Quarter	Charges and		Fourth Quarter
	of Fiscal 2008	Pension (a)	Taxation (b)	of Fiscal 2008 (c)

Net revenues	$445,922	$—	$—	$445,922
Cost of goods sold	257,763	(758)		257,005

Gross profit	188,159	758	—	188,917
Selling, general and administrative expenses	165,624	(3,766)		161,858
Amortization of intangible assets	2,107			2,107
Pension expense	32,430	(32,430)		—

Operating income (loss)	(12,002)	36,954	—	24,952
Other expense (income)	(1,136)			(1,136)
Interest expense	6,191			6,191
Interest income	(607)			(607)

Income (loss) from continuing operations before provision for income taxes and minority interest	(16,450)	36,954	—	20,504
Provision (benefit) for income taxes	(4,636)		11,197	6,561

Income (loss) from continuing operations before minority interest	(11,814)	36,954	(11,197)	13,943
Minority Interest	621			621

Income (loss) from continuing operations	(12,435)	36,954	(11,197)	13,322
Loss from discontinued operations, net of taxes	(3,898)			(3,898)

Net income (loss)	$(16,333)	$36,954	$(11,197)	$9,424

Basic income (loss) per common share:
Income (loss) from continuing operations	$(0.27)			$0.29
Loss from discontinued operations	(0.09)			(0.08)

Net income (loss)	$(0.36)			$0.21

Diluted income (loss) per common share:
Income (loss) from continuing operations	$(0.27)			$0.29
Loss from discontinued operations	(0.09)			(0.09)

Net income (loss)	$(0.36)			$0.20

Weighted average number of shares outstanding used in computing income per common share:
Basic	45,653,867			45,653,867

Diluted	46,092,736			46,092,736

(a)	This adjustment seeks to present the Company’s consolidated condensed statement of operations on a continuing basis without the effects of restructuring charges of $4,524 or pension expense of $32,430. See note (c) below.

(b)	Adjustment to reflect the Company’s income from continuing operations at a normalized tax rate of 32% which reflects the Company’s estimated tax rate for Fiscal 2008 excluding the effects of restructuring charges, pension income, costs related to the refinancing of its debt, an additional depreciation charge of $1,084 recorded during Fiscal 2008 (which amount related to the correction of amounts recorded in prior periods) and certain other tax related items. See note (c) below.

(c)	The “As Adjusted” statement of operations is used by management to evaluate the operating performance of the Company’s continuing operations on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its results to provide investors with an additional tool to evaluate the Company’s operating results.

Schedule 1a
THE WARNACO GROUP, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, excluding per share amounts)
(Unaudited)

	As Reported	Restructuring			As Adjusted
	Fourth Quarter	Charges and	Other		Fourth Quarter
	of Fiscal 2007	Pension (a)	Item	Taxation (b)	of Fiscal 2007 (c)

Net revenues	$466,465	$—	$—	$—	$466,465
Cost of goods sold	281,311	(11,421)			269,890

Gross profit	185,154	11,421	—	—	196,575
Selling, general and administrative expenses	162,575	(2,753)	270		160,092
Amortization of intangible assets	3,120				3,120
Pension income	(7,800)	7,800			—

Operating income	27,259	6,374	(270)	—	33,363
Other expense (income)	(600)				(600)
Interest expense	9,735				9,735
Interest income	(1,473)				(1,473)

Income from continuing operations before provision for income taxes	19,597	6,374	(270)	—	25,701
Provision (benefit) for income taxes	(757)	—	—	7,157	6,400

Income from continuing operations	20,354	6,374	(270)	(7,157)	19,301
Income from discontinued operations, net of taxes	2,588				2,588

Net income	$22,942	$6,374	$(270)	$(7,157)	$21,889

Basic income per common share:
Income from continuing operations	$0.45				$0.43
Income from discontinued operations	0.06				0.06

Net income	$0.51				$0.49

Diluted income per common share:
Income from continuing operations	$0.44				$0.42
Income from discontinued operations	0.05				0.05

Net income	$0.49				$0.47

Weighted average number of shares outstanding used in computing income per common share:
Basic	44,751,397				44,751,397

Diluted	46,430,923				46,430,923

(a)	This adjustment seeks to present the Company’s consolidated condensed statement of operations on a continuing basis without the effects of restructuring charges of $14,174 or pension income of $7,800. See note (c) below.

(b)	Adjustment to reflect the Company’s income from continuing operations at a normalized tax rate of 24.9% which reflects the Company’s tax rate for Fiscal 2007 excluding the effects of restructuring charges, pension income and certain tax related items. See note (c) below.

(c)	The “As Adjusted” statement of operations is used by management to evaluate the operating performance of the Company’s continuing operations on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its results to provide investors with an additional tool to evaluate the Company’s operating results.

Schedule 2
THE WARNACO GROUP, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, excluding per share amounts)
(Unaudited)

	As Reported	Restructuring			As Adjusted
	Fiscal Year Ended	Charges and	Other		Fiscal Year Ended
	January 3, 2009	Pension (b)	Items (c)	Taxation (d)	January 3, 2009 (e)

Net revenues	$2,065,023		$—	$—	$2,065,023
Cost of goods sold	1,142,977	(1,878)			1,141,099

Gross profit	922,046	1,878	—	—	923,924
Selling, general and administrative expenses	740,452	(33,380)	(1,084)		705,988
Amortization of intangible assets	9,629				9,629
Pension expense	31,644	(31,644)			—

Operating income	140,321	66,902	1,084	—	208,307
Other expense (income)	1,926		(5,329)		(3,403)
Interest expense	29,519				29,519
Interest income	(3,120)				(3,120)

Income from continuing operations before provision for income taxes and minority interest	111,996	66,902	6,413	—	185,311
Provision for income taxes	60,469 (a)			(1,169)	59,300

Income from continuing operations before minority interest	51,527	66,902	6,413	1,169	126,011
Minority Interest	1,347				1,347

Income from continuing operations	50,180	66,902	6,413	1,169	124,664
Loss from discontinued operations, net of taxes	(2,926)				(2,926)

Net income	$47,254	$66,902	$6,413	$1,169	$121,738

Basic income per common share:
Income from continuing operations	$1.11				$2.75
Loss from discontinued operations	(0.07)				(0.07)

Net income	$1.04				$2.68

Diluted income per common share:
Income from continuing operations	$1.07				$2.66
Loss from discontinued operations	(0.06)				(0.06)

Net income	$1.01				$2.60

Weighted average number of shares outstanding used in computing income per common share:
Basic	45,351,336				45,351,336

Diluted	46,779,107				46,779,107

(a)	Includes, among other items, a non-recurring tax charge of approximately $14,600 related to the repatriation, to the United States, of the net proceeds received in connection with the sale of the Lejaby business.

(b)	This adjustment seeks to present the Company’s consolidated condensed statement of operations on a continuing basis without the effects of restructuring charges of $35,258 or pension expense of $31,644. See note (e) below.

(c)	This adjustment seeks to present the Company’s consolidated condensed statement of operations on a continuing basis without the effects of charges of $5,329 related to the refinancing / repurchase of its debt, during the Fiscal Year Ended January 3, 2009, and an additional depreciation charge of $1,084 recorded during the Fiscal Year Ended January 3, 2009 which amount related to the correction of amounts recorded in prior periods. The amount was not material to any prior period. See note (e) below.

(d)	Adjustment to reflect the Company’s income from continuing operations at a normalized tax rate of 32% which reflects the Company’s estimated tax rate for Fiscal 2008 excluding the effects of restructuring charges, pension income, costs related to the refinancing / repurchase of its debt, an additional depreciation charge of $1,084 recorded during Fiscal 2008 (which amount related to the correction of amounts recorded in prior periods) and certain other tax related items (including a non-recurring tax charge of approximately $14,600 related to the repatriation to the United States of the net proceeds received in connection with the sale of the Lejaby business). See note (e) below.

(e)	The “As Adjusted” statement of operations is used by management to evaluate the operating performance of the Company’s continuing operations on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its results to provide investors with an additional tool to evaluate the Company’s operating results.

Schedule 2a
THE WARNACO GROUP, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, excluding per share amounts)
(Unaudited)

	As Reported	Restructuring			As Adjusted
	Fiscal Year Ended	Charges and	Other		Fiscal Year Ended
	December 29, 2007	Pension (a)	Item (b)	Taxation (c)	December 29, 2007 (d)

Net revenues	$1,819,579	$—	$—	$—	$1,819,579
Cost of goods sold	1,069,904	(21,588)			1,048,316

Gross profit	749,675	21,588	—	—	771,263
Selling, general and administrative expenses	601,656	(10,770)	1,084		591,970
Amortization of intangible assets	13,167				13,167
Pension income	(8,838)	8,838			—

Operating income	143,690	23,520	(1,084)	—	166,126
Other expense (income)	(7,063)				(7,063)
Interest expense	37,718				37,718
Interest income	(3,766)				(3,766)

Income from continuing operations before provision for income taxes	116,801	23,520	(1,084)	—	139,237
Provision for income taxes	29,892	—	—	4,778	34,670

Income from continuing operations	86,909	23,520	(1,084)	(4,778)	104,567
Loss from discontinued operations, net of taxes	(7,802)				(7,802)

Net income	$79,107	$23,520	$(1,084)	$(4,778)	$96,765

Basic income per common share:
Income from continuing operations	$1.94				$2.33
Income from discontinued operations	(0.18)				(0.18)

Net income	$1.76				$2.15

Diluted income per common share:
Income from continuing operations	$1.86				$2.24
Income from discontinued operations	(0.16)				(0.16)

Net income	$1.70				$2.08

Weighted average number of shares outstanding used in computing income per common share:
Basic	44,908,028				44,908,028

Diluted	46,618,307				46,618,307

(a)	This adjustment seeks to present the Company’s consolidated condensed statement of operations on a continuing basis without the effects of restructuring charges of $32,358 or pension income of $8,838. See note (d) below.

(b)	This adjustment seeks to present the Company’s consolidated condensed statement of operations on a continuing basis including the effect of an additional depreciation charge of $1,084 recorded during the Fiscal Year Ended January 3, 2009 which amount related to depreciation expense for the Fiscal Year Ended December 29, 2007. See note (d) below.

(c)	Adjustment to reflect the Company’s income from continuing operations at a a tax rate of 24.9% which reflects the Company’s tax rate for Fiscal 2007 excluding the effects of restructuring charges, pension income and certain tax related items and including the effect of an additional depreciation charge recorded during the Fiscal Year Ended January 3, 2009 which amount related to depreciation expense for the Fiscal Year Ended December 29, 2007. See note (d) below.

(d)	The “As Adjusted” statement of operations is used by management to evaluate the operating performance of the Company’s continuing operations on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its results to provide investors with an additional tool to evaluate the Company’s operating results.

Schedule 3
THE WARNACO GROUP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Dollars in thousands)
(Unaudited)

	January 3, 2009	December 29, 2007
ASSETS
Current assets:
Cash and cash equivalents	$147,627	$191,918
Accounts receivable, net	251,886	267,450
Inventories	326,297	332,652
Assets of discontinued operations (a)	6,279	67,931
Other current assets	156,777	133,211

Total current assets	888,866	993,162
Property, plant and equipment, net	109,563	111,916
Intangible and other assets	497,664	501,425

TOTAL ASSETS	$1,496,093	$1,606,503

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$79,888	$56,115
Accounts payable and accrued liabilities	320,963	304,249
Taxes	1,406	2,221
Liabilities of discontinued operations (b)	12,055	42,566

Total current liabilities	414,312	405,151
Long-term debt	163,794	310,500
Other long-term liabilities	130,300	117,956
Total stockholders’ equity	787,687	772,896

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,496,093	$1,606,503

NET DEBT (Total debt net of cash and cash equivalents)	$96,055	$174,697

(a)	Assets of discontinued operations include the following:

	January 3, 2009	December 29, 2007
Accounts receivable, net	$5,396	$21,487
Inventories	23	28,167
Other current assets	860	8,665
Property, plant and equipment, net	—	3,001
Intangible and other assets	—	6,611

Assets of discontinued operations	$6,279	$67,931

(b)	Liabilities of discontinued operations include the following:

	January 3, 2009	December 29, 2007
Accounts payable	$356	$14,867
Accrued liabilities	9,839	22,635
Other liabilities	1,860	5,064

Liabilities of discontinued operations	$12,055	$42,566

Schedule 4
THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY BUSINESS GROUP
(Dollars in thousands)
(Unaudited)

	Fourth Quarter	Fourth Quarter	Increase /	%	Constant $
	of Fiscal 2008	of Fiscal 2007	(Decrease)	Change	% Change
Net revenues:
Sportswear Group	$236,476	$245,728	$(9,252)	-3.8%	7.8%
Intimate Apparel Group	163,283	176,950	(13,667)	-7.7%	-0.8%
Swimwear Group	46,163	43,787	2,376	5.4%	7.6%

Net revenues	$445,922	$466,465	$(20,543)	-4.4%	4.5%

	Fourth Quarter	% of Group	Fourth Quarter	% of Group
	of Fiscal 2008	Net Revenues	of Fiscal 2007	Net Revenues
Operating income (loss):
Sportswear Group (a), (b)	$3,815	1.6%	$16,251	6.6%
Intimate Apparel Group (a), (b)	27,611	16.9%	29,453	16.6%
Swimwear Group (a), (b)	(767)	-1.7%	(16,042)	-36.6%
Unallocated corporate expenses (b), (c)	(42,661)	na	(2,403)	na

Operating income	$(12,002)	na	$27,259	na

Operating income as a percentage of total net revenues	-2.7%		5.8%

(a)	Includes an allocation of shared services expenses as follows:

	Fourth Quarter	Fourth Quarter
	of Fiscal 2008	of Fiscal 2007
Sportswear Group	$5,439	$5,582
Intimate Apparel Group	$4,430	$4,292
Swimwear Group	$3,824	$4,646
(b)	Includes restructuring charges as follows:

	Fourth Quarter	Fourth Quarter
	of Fiscal 2008	of Fiscal 2007
Sportswear Group	$1,573	$—
Intimate Apparel Group	368	1,099
Swimwear Group	1,766	12,773
Unallocated corporate expenses	815	301

	$4,522	$14,173

(c)	Includes pension expense of $32,383 for the fourth quarter of Fiscal 2008 and pension income of $7,800 for the fourth quarter of Fiscal 2007 related to the Company’s U.S. pension plan.

Schedule 4a
THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY BUSINESS GROUP
(Dollars in thousands)
(Unaudited)

	Fiscal Year Ended	Fiscal Year Ended	Increase /	%	Constant $
	January 3, 2009	December 29, 2007	(Decrease)	Change	% Change
Net revenues:
Sportswear Group	$1,102,771	$939,147	$163,624	17.4%	17.9%
Intimate Apparel Group	702,252	627,014	75,238	12.0%	10.2%
Swimwear Group	260,000	253,418	6,582	2.6%	1.2%

Net revenues	$2,065,023	$1,819,579	$245,444	13.5%	12.9%

	Fiscal Year Ended	% of Group	Fiscal Year Ended	% of Group
	January 3, 2009	Net Revenues	December 29, 2007	Net Revenues
Operating income (loss):
Sportswear Group (a), (b)	$88,656	8.0%	$97,946	10.4%
Intimate Apparel Group (a), (b)	126,133	18.0%	108,343	17.3%
Swimwear Group (a), (b)	11,478	4.4%	(24,499)	-9.7%
Unallocated corporate expenses (b), (c)	(85,946)	na	(38,100)	na

Operating income	$140,321	na	$143,690	na

Operating income as a percentage of total net revenues	6.8%		7.9%

(a)	Includes an allocation of shared services expenses as follows:

	Fiscal Year Ended	Fiscal Year Ended
	January 3, 2009	December 29, 2007
Sportswear Group	$21,824	$22,328
Intimate Apparel Group	$17,728	$17,160
Swimwear Group	$15,297	$19,336
(b)	Includes restructuring charges as follows:

	Fiscal Year Ended	Fiscal Year Ended
	January 3, 2009	December 29, 2007
Sportswear Group	$27,820	$118
Intimate Apparel Group	1,267	2,142
Swimwear Group	3,944	29,821
Unallocated corporate expenses	2,229	279

	$35,260	$32,360

(c)	Includes pension expense of $31,440 for Fiscal 2008 and pension income of $9,025 for Fiscal 2007 related to the Company’s U.S. pension plan.

Schedule 5
THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY REGION & CHANNEL
(Dollars in thousands)
(Unaudited)

	Net Revenues
	Fourth Quarter	Fourth Quarter	Increase /		Constant $ %
	of Fiscal 2008	of Fiscal 2007	(Decrease)	% Change	Change
By Region:
United States	$196,770	$219,645	$(22,875)	-10.4%	-10.4%
Europe	117,951	125,837	(7,886)	-6.3%	5.1%
Asia	73,605	68,507	5,098	7.4%	28.8%
Canada	29,934	31,232	(1,298)	-4.2%	17.5%
Mexico, Central and South America	27,662	21,244	6,418	30.2%	55.1%

Total	$445,922	$466,465	$(20,543)	-4.4%	4.5%

	Operating Income (Loss)
	Fourth Quarter	Fourth Quarter	Increase /
	of Fiscal 2008	of Fiscal 2007	(Decrease)	% Change
United States	$7,228	$(6,334)	$13,562	nm
Europe	6,481	15,067	(8,586)	-57.0%
Asia	8,070	9,143	(1,073)	-11.7%
Canada	6,477	8,246	(1,769)	-21.5%
Mexico, Central and South America	2,403	3,540	(1,137)	-32.1%
Unallocated corporate expenses (a)	(42,661)	(2,403)	(40,258)	1675.3%

Total	$(12,002)	$27,259	$(39,261)	-144.0%

	Net Revenues
	Fourth Quarter	Fourth Quarter	Increase /
	of Fiscal 2008	of Fiscal 2007	(Decrease)	% Change
By Channel:
Wholesale	$339,745	$368,603	$(28,858)	-7.8%
Retail	106,177	97,862	8,315	8.5%

Total	$445,922	$466,465	$(20,543)	-4.4%

	Operating Income (Loss)
	Fourth Quarter	Fourth Quarter	Increase /
	of Fiscal 2008	of Fiscal 2007	(Decrease)	% Change
Wholesale	$21,473	$15,649	$(5,824)	37.2%
Retail	9,186	14,013	(4,827)	-34.4%
Unallocated corporate expenses (a)	(42,661)	(2,403)	(40,258)	1675.3%

Total	$(12,002)	$27,259	$(39,261)	-144.0%

(a)	Includes pension expense of $32,383 for the fourth quarter of Fiscal 2008 and pension income of $7,800 for the fourth quarter of Fiscal 2007 related to the Company’s U.S. pension plan.

Schedule 5a
THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY REGION & CHANNEL
(Dollars in thousands)
(Unaudited)
By Region:

	Net Revenues
		Fiscal Year
	Fiscal Year	Ended
	Ended January	December 29,			Constant $ %
	3, 2009	2007	Increase	% Change	Change
United States	$942,203	$927,154	$15,049	1.6%	1.6%
Europe	576,320	470,560	105,760	22.5%	15.3%
Asia	321,228	249,680	71,548	28.7%	37.8%
Canada	115,448	102,971	12,477	12.1%	12.4%
Mexico, Central and South America	109,824	69,214	40,610	58.7%	57.9%

Total	$2,065,023	$1,819,579	$245,444	13.5%	12.9%

	Operating Income
		Fiscal Year
	Fiscal Year	Ended
	Ended January	December 29,	Increase /
	3, 2009	2007	(Decrease)	% Change
United States	$92,191	$40,324	$51,867	128.6%
Europe	50,295	73,585	(23,290)	-31.7%
Asia	43,517	34,279	9,238	26.9%
Canada	27,475	22,388	5,087	22.7%
Mexico, Central and South America	12,789	11,214	1,575	14.0%
Unallocated corporate expenses (a)	(85,946)	(38,100)	(47,846)	125.6%

Total	$140,321	$143,690	$(3,369)	-2.3%

By Channel:

	Net Revenues
		Fiscal Year
	Fiscal Year	Ended
	Ended January	December 29,
	3, 2009	2007	Increase	% Change
Wholesale	$1,638,560	$1,485,753	$152,807	10.3%
Retail	426,463	333,826	92,637	27.8%

Total	$2,065,023	$1,819,579	$245,444	13.5%

	Operating Income
		Fiscal Year
	Fiscal Year	Ended
	Ended January	December 29,	Increase /
	3, 2009	2007	(Decrease)	% Change
Wholesale	$181,320	$131,220	$50,100	38.2%
Retail	44,947	50,570	(5,623)	-11.1%
Unallocated corporate expenses (a)	(85,946)	(38,100)	(47,846)	125.6%

Total	$140,321	$143,690	$(3,369)	-2.3%

(a)	Includes pension expense of $31,440 for Fiscal 2008 and pension income of $9,025 for Fiscal 2007 related to the Company’s U.S. pension plan.

Schedule 6
THE WARNACO GROUP, INC.
SUPPLEMENTAL SCHEDULE — FISCAL 2009 OUTLOOK
(Dollars in thousands, excluding per share amounts)
(Unaudited)
NET REVENUE GUIDANCE

Percentages
(Unaudited)
Estimated decline (based on constant currencies) in net revenues in Fiscal 2009 compared to comparable Fiscal 2008 levels.	2.00%	to	5.00%
EARNINGS PER SHARE GUIDANCE

	U.S. Dollars
	(Unaudited)
Diluted Income per common share from continuing operations
GAAP basis (assuming minimal pension expense / income)	$2.15	to	$2.38
Restructuring charges (a)	0.25	to	0.28

As adjusted (Non-GAAP basis) (b)	$2.40	to	$2.66

(a)	Reflects between $11,000 to $13,000 of expected restructuring charges (net of an income tax benefit of between $5,000 and $6,000) for Fiscal 2009.

(b)	The Company believes it is useful for users of the Company’s financial statements to be made aware of the “As Adjusted” diluted income per common share from continuing operations as this measure is used by management to evaluate the operating performance of the Company’s continuing businesses on a comparable basis. Management does not, nor should investors, consider this non-GAAP financial measure in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The Company presents this non-GAAP financial measure in reporting its projected results to provide investors with an additional tool to evaluate the Company’s operating results.

Schedule 7
THE WARNACO GROUP, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, excluding per share amounts)
(Unaudited)

	As Reported	Restructuring			As Adjusted
	First Quarter	Charges and	Other		First Quarter
	of Fiscal 2008	Pension (b)	Items (c)	Taxation (d)	of Fiscal 2008 (e)

Net revenues	$567,658			$—	$567,658
Cost of goods sold	313,537	(736)			312,801

Gross profit	254,121	736	—	—	254,857
Selling, general and administrative expenses	196,197	(19,606)	270		176,861
Amortization of intangible assets	2,474				2,474
Pension income	(291)	291	—		—

Operating income	55,741	20,051	(270)	—	75,522
Other expense	5,461		(3,160)		2,301
Interest expense	9,390				9,390
Interest income	(933)				(933)

Income from continuing operations before provision for income taxes and minority interest	41,823	20,051	2,890	—	64,764
Provision for income taxes	34,642 (a)			(13,918)	20,724

Income from continuing operations before minority interest	7,181	20,051	2,890	13,918	44,040
Minority Interest	(211)				(211)

Income from continuing operations	6,970	20,051	2,890	13,918	43,829
Income from discontinued operations, net of taxes	10,739				10,739

Net income	$17,709	$20,051	$2,890	$13,918	$54,568

Basic income per common share:
Income from continuing operations	$0.16				$0.98
Income from discontinued operations	0.24				0.24

Net income	$0.40				$1.22

Diluted income per common share:
Income from continuing operations	$0.15				$0.95
Income from discontinued operations	0.23				0.23

Net income	$0.38				$1.18

Weighted average number of shares outstanding used in computing income per common share:
Basic	44,593,337				44,593,337

Diluted	46,194,824				46,194,824

(a)	Includes, among other items, a non-recurring tax charge of approximately $16,000 related to the repatriation, to the United States, of the net proceeds received in connection with the sale of the Lejaby business.

(b)	This adjustment seeks to present the Company’s consolidated condensed statement of operations on a continuing basis without the effects of restructuring charges of $20,342 or pension income. See note (e) below.

(c)	This adjustment seeks to present the Company’s consolidated condensed statement of operations on a continuing basis without the effects of costs associated with the repurchase of certain of the Company’s debt securities, during the Three Months Ended October 4, 2008 and including the effect of an additional depreciation charge of $270 recorded during the Three Months Ended October 4, 2008 which amount related to depreciation expense for the Three Months Ended April 5, 2008. See note (e) below.

(d)	Adjustment to reflect the Company’s consolidated condensed statement of operations at a normalized tax rate of 32% which reflects the Company’s estimated tax rate for fiscal 2008 excluding the effects of operations expected to be discontinued in the second quarter of fiscal 2008, restructuring charges, pension income/expense and certain tax related items (including a non-recurring tax charge of approximately $16,000 related to the repatriation, to the United States of the net proceeds received in connection with the sale of the Lejaby business) and including the effect of an additional depreciation charge recorded during the Three Months Ended October 4, 2008 which amount related to depreciation expense for the Three Months Ended April 5, 2008. See note (e) below.

(e)	The “As Adjusted” statement of operations is used by management to evaluate the operating performance of the Company’s continuing operations on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its results to provide investors with an additional tool to evaluate the Company’s operating results.

Schedule 8
THE WARNACO GROUP, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, excluding per share amounts)
(Unaudited)

	As Reported	Restructuring			As Adjusted
	Second Quarter	Charges and	Other		Second Quarter
	of Fiscal 2008	Pension (a)	Items (b)	Taxation (c)	of Fiscal 2008 (d)

Net revenues	$503,304	$—	$—	$—	$503,304
Cost of goods sold	278,473	(104)			278,369

Gross profit	224,831	104	—	—	224,935
Selling, general and administrative expenses	173,627	(5,871)	270		168,026
Amortization of intangible assets	2,588				2,588
Pension income	(291)	291			—

Operating income	48,907	5,684	(270)	—	54,321
Other expense	(1,203)				(1,203)
Interest expense	7,086				7,086
Interest income	(671)				(671)

Income from continuing operations before provision for income taxes and minority interest	43,695	5,684	(270)	—	49,109
Provision for income taxes	17,070			(1,355)	15,715

Income from continuing operations before minority interest	26,625	5,684	(270)	1,355	33,394
Minority Interest	(148)				(148)

Income from continuing operations	26,477	5,684	(270)	1,355	33,246
Loss from discontinued operations, net of taxes	(7,113)				(7,113)

Net income	$19,364	$5,684	$(270)	$1,355	$26,133

Basic income per common share:
Income from continuing operations	$0.58				$0.73
Loss from discontinued operations	(0.15)				(0.15)

Net income	$0.43				$0.58

Diluted income per common share:
Income from continuing operations	$0.57				$0.71
Loss from discontinued operations	(0.16)				(0.15)

Net income	$0.41				$0.56

Weighted average number of shares outstanding used in computing income per common share:
Basic	45,340,695				45,340,695

Diluted	46,780,639				46,780,639

(a)	This adjustment seeks to present the Company’s consolidated condensed statement of operations on a continuing basis without the effects of restructuring charges of $5,975 or pension income. See note (d) below.

(b)	This adjustment seeks to present the Company’s consolidated condensed statement of operations on a continuing basis including the effect of an additional depreciation charge of $270 recorded during the Three Months Ended October 4, 2008 which amount related to depreciation expense for the Three Months Ended July 5, 2008. See note (d) below.

(c)	Adjustment based on the Company’s expected tax rate of 32% for Fiscal 2008, which rate excludes the effects of restructuring charges, pension income/expense and certain tax related items and includes the effect of an additional depreciation charge recorded during the Three Months Ended October 4, 2008 which amount related to depreciation expense for the Three Months Ended July 5, 2008. See note (d) below.

(d)	The “As Adjusted” statement of operations is used by management to evaluate the operating performance of the Company’s continuing operations on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its results to provide investors with an additional tool to evaluate the Company’s operating results.

Schedule 9
THE WARNACO GROUP, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, excluding per share amounts)
(Unaudited)

	As Reported	Restructuring			As Adjusted
	Third Quarter	Charges and	Other		Third Quarter
	of Fiscal 2008	Pension (a)	Items (b)	Taxation (c)	of Fiscal 2008 (d)

Net revenues	$548,139	$—	$—	$—	$548,139
Cost of goods sold	293,204	(281)			292,923

Gross profit	254,935	281	—	—	255,216
Selling, general and administrative expenses	205,004	(4,137)	(1,645)		199,222
Amortization of intangible assets	2,460				2,460
Pension income	(203)	203			—

Operating income	47,674	4,215	1,645	—	53,534
Other expense (income)	(1,196)		(2,169)		(3,365)
Interest expense	6,853				6,853
Interest income	(909)				(909)

Income from continuing operations before provision for income taxes and minority interest	42,926	4,215	3,814	—	50,955
Provision for income taxes	13,393			2,913	16,306

Income from continuing operations before minority interest	29,533	4,215	3,814	(2,913)	34,649
Minority Interest	(367)				(367)

Income from continuing operations	29,166	4,215	3,814	(2,913)	34,282
Loss from discontinued operations, net of taxes	(2,655)				(2,655)

Net income	$26,511	$4,215	$3,814	$(2,913)	$31,627

Basic income per common share:
Income from continuing operations	$0.64				$0.75
Loss from discontinued operations	(0.06)				(0.06)

Net income	$0.58				$0.69

Diluted income per common share:
Income from continuing operations	$0.62				$0.73
Loss from discontinued operations	(0.06)				(0.06)

Net income	$0.56				$0.67

Weighted average number of shares outstanding used in computing income per common share:
Basic	45,875,657				45,875,657

Diluted	47,142,607				47,142,607

(a)	This adjustment seeks to present the Company’s consolidated condensed statement of operations on a continuing basis without the effects of restructuring charges of $4,418 or pension income. See note (d) below.

(b)	This adjustment seeks to present the Company’s consolidated condensed statement of operations on a continuing basis without the effects of charges related to the refinancing of its debt facilities, during the Three Months Ended October 4, 2008 and an additional depreciation charge of $1,645 recorded during the Three Months Ended October 4, 2008 which amount related to the correction of amounts recorded in prior periods. The amount was not material to any prior period. See note (d) below.

(c)	Adjustment to reflect the Company’s income from continuing operations at a normalized tax rate of 32% which reflects the Company’s estimated tax rate for fiscal 2008 excluding the effects of restructuring charges, pension income/expense, costs related to the refinancing of its debt, an additional depreciation charge of $1,645 recorded during the Three Months Ended October 4, 2008 (which amount related to the correction of amounts recorded in prior periods) and certain other tax related items. See note (d) below.

(d)	The “As Adjusted” statement of operations is used by management to evaluate the operating performance of the Company’s continuing operations on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its results to provide investors with an additional tool to evaluate the Company’s operating results.